SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported) September 11, 2000


                            TOKHEIM CORPORATION
                   -------------------------------------
             (Exact Name of Registrant as Specified in Charter)


            Indiana                  1-6018                  35-0712500
           ----------               ----------            ---------------
     (State or Other Jurisdiction                    (Commission (IRS Employer
       of Incorporation)            File Number)       Identification No.)



10501 Corporate Drive, Fort Wayne, IN                        46845
-------------------------------------                       --------
(Address of Principal Executive Office)                    (Zip Code)


Registrant's telephone number, including area code (219)-470-4600
                                                   ---------------

                                    N/A
            ---------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



     ITEM 3. BANKRUPTCY OR RECEIVERSHIP

      On August 28, 2000, Tokheim Corporation (the "Company") filed a Joint Prepackaged Plan of Reorganization (the "Plan") for the Company and its U.S. subsidiaries pursuant to chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware. The Company has received support of the Plan from its senior lenders and the holders of its senior and junior subordinated notes (the "Notes"). The Bankruptcy Court has set a hearing on confirmation of the Plan for October 4, 2000.

      The Plan provides, among other things, that: (i) the existing bank credit agreement will be restructured to comprise a 5 year senior term facility of approximately $140 million, and a 5 year special facility of approximately $100 million on which interest will be accrued but not paid until at least December 31, 2002; (ii) the Company's bank group will provide, in addition to the $240 million facilities detailed above, a debtor-in-possession facility of approximately $48 million which will be converted into a revolving facility upon the Company's emergence from the reorganization; (iii) members of the bank group will receive warrants with a five year term to purchase 678,334 shares of the new common stock at an exercise price of $0.01 per share; (iv) in exchange for their Notes, the holders of $260 million of senior and junior subordinated notes and certain other unsecured creditors will receive 4,500,000 shares of new common stock representing 90% of the equity value of the restructured Company, subject to dilution for warrants to existing shareholders and management options;
(v) the Company's employees' rights to receive cash redemption of preferred stock held by the Retirement Savings Plan will be preserved; (vi) the Company's approximately 12,669,000 shares of outstanding common stock will be cancelled and existing holders of common stock will receive "out of the money" warrants with a six year term giving them the right to acquire an aggregate of 549,451 shares of the new common stock of the reorganized Company at an exercise price of $49.50 per share; and (vii) the holders of junior subordinated notes will receive their pro rata share of new junior warrants, exercisable at a price of $30.00 per share, to purchase 555,556 shares of new common stock.

      The Company and its U.S. subsidiaries are authorized to continue to meet their financial obligations with respect to salaries and benefits, and pre-filing and post-filing obligations to on-going trade suppliers provided that such suppliers agree to provide goods and services on standard business terms. The Company is also authorized to access $20.0 million of its new $48.0 million debtor-in-possession credit facility to be provided by the Company's bank group. The Bankruptcy Court has set a September 20, 2000, hearing to consider allowing the Company access to the remaining $28.0 million.

      A copy of the Disclosure Statement filed under Chapter 11 (including a copy of the Plan which is attached thereto as Exhibit A) is attached hereto as Exhibit 2.1. A copy of the press release, dated August 28, 2000, announcing the filing of the prepackaged plan of reorganization is attached hereto as Exhibit 2.2. A copy of the press release, dated August 31, 2000, announcing the results of the first-day hearing is attached hereto as
Exhibit 2.3.


Exhibit
Number           Description
-----------      --------------

2.1 Disclosure Statement (including a copy of the Plan which is attached thereto as Exhibit A) under Chapter 11 of the U.S. Bankruptcy Code filed with the U.S. Bankruptcy Court for the District of Delaware on August 28, 2000.
2.2 Press release announcing the filing of the Disclosure Statement dated August 28, 2000.
2.3 Press release announcing the results of the first-day hearing dated August 31, 2000.



                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              TOKHEIM CORPORATION

                              ______________________________________________
                              Registrant



Date:  September 11, 2000     By: /S/  DOUGLAS K. PINNER
                                 ___________________________________________
                                 Douglas K. Pinner
                                 Chairman, President and Chief
                                 Executive Officer


Date:  September 11, 2000     By: /S/  ROBERT L. MACDONALD
                                 ___________________________________________
                                 Robert L. Macdonald
                                 Executive Vice President, Finance and
                                 Chief Financial Officer